UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Fidus Investment Corporation
(Exact name of Registrant as specified in Its Charter)

Maryland	27-5017321
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1603 Orrington Avenue, Suite 820
Evanston, Illinois	60201
(Address of principal executive office)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered

Common Stock, par value $.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable) 333-172550
Securities to be registered pursuant to Section 12 (g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Fidus Investment Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Shares” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-172550), filed with the Securities and Exchange Commission on March 1, 2011 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits.
3.1	Form of Amended and Restated Articles of Incorporation of Fidus Investment Corporation *

3.2	Bylaws of Fidus Investment Corporation*

4.1	Form of Stock Certificate of Fidus Investment Corporation*

*	Incorporated by reference to Fidus Investment Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 2 (File No. 333-172550) filed on April 29, 2011.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDUS INVESTMENT CORPORATION (Registrant)

Date: June 16, 2011	By:	/s/ Edward H. Ross Name: Edward H. Ross
Title: Chairman and Chief Executive Officer